                                                                   EXHIBIT 10.10

[Exhibits to this Agreement have been omitted and will be furnished to the Securities and Exchange Commission upon request]


                    AGREEMENT AMONG SHAREHOLDERS AND COMPANY
                    ----------------------------------------

     THIS AGREEMENT AMONG SHAREHOLDERS (the "Agreement") is made and entered into as of this 23rd day of December, 1997, by and among Acquiport Two Corporation, a Delaware corporation ("Acquiport Two"), American Office Park Properties, Inc., a California corporation ("AOPP"), American Office Park Properties, L.P., a California limited partnership ("OP"), and Public Storage, Inc., a California corporation ("PSA"). Acquiport Two and PSA are hereinafter referred to individually as a "Stockholder" and collectively as the "Stockholders."

                                  WITNESSETH:

     WHEREAS, New York State Common Retirement Fund, a public pension fund created pursuant to Article 9 of the New York Retirement and Social Security Law ("CRF"), Acquiport Two, Acquiport Three Corporation, a Delaware corporation ("Acquiport Three", and together with Acquiport Two "Acquiport", both wholly owned by CRF), AOPP, AOPP Acquisition Corp. Three, a California corporation ("Acquisition Corporation"), and OP have entered into a certain Merger and Contribution Agreement, dated concurrently herewith (the "Merger and Contribution Agreement"), whereby, as more particularly described, shares of AOPP will be issued to Acquiport Two upon the merger of Acquiport Three into Acquisition Corporation (the "Merger"), and OP will issue OP Units to Acquiport Two in exchange for the Acquiport Two Properties (the "Contribution") owned by Acquiport Two; and

     WHEREAS, the parties hereto wish to clarify certain issues arising from such Merger and Contribution Agreement.

     NOW THEREFORE, in consideration of the mutual covenants contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.   DEFINITIONS.   Capitalized terms not otherwise defined herein shall have
     -----------
their respective meanings set forth in the Merger and Contribution Agreement, which meanings are incorporated herein by this reference as though set forth in full and shall apply notwithstanding that "Closing" (as defined in the Merger and Contribution Agreement) has occurred.

2.   COMPOSITION OF THE BOARD OF DIRECTORS.
     -------------------------------------

     (a) Subsequent to the Closing and prior to and including the date of the Listing, in any and all votes for the number or election of directors of AOPP (whether at a meeting or by written consent in lieu of a meeting), each Stockholder

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     shall, taking into account the manner of voting, whether cumulative or majority, vote or cause to be voted all Shares (as defined in Section 3 below) owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as to fix the number of directors of AOPP at three (3) and to elect (i) two board members designated by PSA and meeting the approval of Acquiport Two, with such approval not unreasonably withheld, and (ii) one board member designated by Acquiport Two and meeting the approval of PSA, with such approval not unreasonably withheld. The directors initially designated by PSA are Ronald L. Havner, Jr. and Harvey Lenkin, and the director initially designated by Acquiport Two is John Hull. For purposes of this Section 2(a), these three initial directors are hereby approved by Acquiport Two and PSA. So long as this Section 2(a) is in effect, AOPP shall cause the members of the board of directors of Acquisition Corporation to be the same as the AOPP board.

     (b) Subsequent to the Listing, in any and all votes for the number or election of directors of AOPP (whether at a meeting or by written consent in lieu of a meeting), each Stockholder shall, taking into account the manner of voting, whether cumulative or majority, vote or cause to be voted all Shares (as defined in Section 3 below) owned by it, or over which it has voting control, and otherwise use its respective best efforts, so as to fix the number of directors of AOPP at seven and to elect (i) two board members designated by PSA, (ii) one board member designated by Acquiport Two, and (iii) four independent board members mutually approved by Acquiport Two and PSA, such approval not to be unreasonably withheld or delayed. For purposes of this Section 2(b), Vern O. Curtis, Arthur Friedman and Jack Steele are hereby approved by Acquiport Two and PSA.

     (c) Notwithstanding Sections 2(a) and 2(b) above, the Stockholders' obligations to vote their Shares as described in Sections 2(a) and 2(b) shall cease on the date (the "Termination Date") that is the earlier of,
     (i) the Unwind Date; (ii) the date on which Acquiport Two no longer maintains a Fully Diluted ownership interest in the OP and the general partner of the OP equal to or greater than 20% (but excluding, for the purpose of calculating Acquiport Two's Fully Diluted ownership interest, any Shares that have been issued pursuant to an "Equity for Property Exchange" or a "Shareholder Approval Issuance" (as defined below) unless and until Acquiport Two has been provided the opportunity to acquire AOPP Shares pursuant to a "Cash Offering" (as defined below) on account thereof pursuant to Section 4(ii) below); and (iii) the date on which PSA no longer maintains a Fully Diluted ownership interest in the OP and the general partner of the OP equal to or greater than 20%, provided, however, that notwithstanding clause ii or iii of this Section 2(c), the Stockholders' obligations to vote their Shares as described in Sections 2(a) and 2(b) shall continue until the 4th anniversary hereof and shall terminate on such date.

     (d) Prior to the Termination Date, PSA shall not vote to remove any director designated by Acquiport Two except for bad faith or willful misconduct. Prior to the Termination Date, Acquiport Two shall not vote to remove any director designated by PSA, except for bad faith or willful misconduct.

     (e) If, prior to the Listing, any director elected pursuant to the terms of this Section 2 shall resign, die, become incapacitated or be removed, PSA and Acquiport Two agree to vote or cause to be voted all Shares owned by them, or over which they have voting control, and otherwise use their best efforts so that a mutually approved independent director, or a designee of the entity whose designated director has resigned, died, become incapacitated or been removed, as the case may be, shall be elected to the board of directors; provided, the requirements otherwise set forth in this
     Section 2 shall apply.

     (f) Subsequent to the Listing and until the Termination Date, except for
     (i) a vacancy in the board member position designated by Acquiport Two,
     (ii) a vacancy in a board member position designated by PSA (but only in the event a successor board member to such PSA board member has not been approved prior to a vacancy occurring with respect to the other board member position designated by PSA), and (iii) a vacancy created by the removal of a director by the vote or written consent of the shareholders or by court order, vacancies in the Board of Directors of the Company may be filled by the unanimous vote or written consent of the remaining directors. In the event a replacement or successor director is not approved pursuant to the terms of the immediately preceding sentence, such vacancy shall be filled by the shareholders of the Resulting Entity in the manner set forth in Sections 2(e), notwithstanding the fact that such vacancy is being filled subsequent to the Listing and prior to the Termination Date, and 2(g).

     (g) Subsequent to the Closing and until the Termination Date, AOPP agrees, in connection with any election of directors, whether regularly scheduled or to fill a vacancy, to nominate only the individual or individuals designated by Acquiport Two and PSA pursuant to this Section 2 and to include in any relevant notice to shareholders the nomination of such designees.

     (h) If, at any time, prior to the Termination Date, PSA and Acquiport Two shall have insufficient votes to achieve the results described in Sections 2(a) and 2(b), PSA and Acquiport Two shall confer as to the best manner of voting so as to fix the number of directors of AOPP and elect board members in a manner consistent with Sections 2(a) and 2(b). Prior to the Termination Date, neither PSA nor Acquiport Two shall elect cumulative voting without the written consent of the other party.

     (i) The parties intend the provisions of this Section 2 to constitute a valid agreement between shareholders authorized by Section 706 of the California Corporation Code, as such section has been amended pursuant to California Assembly Bill No. 389 effective January 1, 1998. The parties agree to re-execute and re-deliver this Agreement after January 1, 1998 to insure the effectiveness of this Section 2 under such Section 706, as amended; provided, however, that any failure to do so shall not affect the effectiveness of this Agreement or any provisions hereof.

3.   SHARES.  "Shares" shall mean and include any and all shares of common stock
     ------
and/or shares of capital stock of AOPP, by whatever name called, which carry voting rights (including voting rights which arise by reason of default) and shall include (i) any shares now owned or subsequently acquired by a Stockholder, however acquired, including without limitation stock splits and stock dividends, and (ii) any shares which would be acquired upon the conversion of limited partnership interests of the OP to common stock of AOPP.

4.   PREEMPTIVE RIGHTS.
     -----------------

     (a) Prior to the issuance by either AOPP or the OP, as the case may be (the "Offering Entity"), of any of its securities, including, without limitation, common, preferred and/or equity stock, limited partnership interests in the OP, and any and all rights, options, warrants or other instruments or securities exchangeable for or convertible into such stock or limited partnership interests, or evidencing any right to subscribe for, purchase or otherwise acquire such stock or limited partnership interests, AOPP shall offer to Acquiport Two by written notice (the "Notice of Offer") the right, for a period of fifteen (15) days, to purchase AOPP Shares in an amount equal to the amount necessary to maintain Acquiport Two's proportionate share of the Fully Diluted ownership interest in AOPP.

          (i) Acquiport Two may accept the offer of AOPP as to the full number of AOPP Shares offered to it or any lesser number, by written notice thereof given by it prior to the expiration of the aforesaid fifteen (15) day period, in which event AOPP shall sell and Acquiport Two shall buy, upon the terms specified, the number of AOPP Shares agreed to be purchased by Acquiport Two; provided, Acquiport Two may, but shall not be required to, close on the
--------
acquisition of such AOPP Shares until the closing on the sale of securities to individuals or entities which gave rise to the preemptive right; provided
                                                                 --------
further, however, Acquiport Two shall be permitted to adjust on a pro rata basis
-------  -------
the number of AOPP Shares agreed to be purchased if the individuals or entities purchasing the securities which gave rise to the preemptive right reduce the number of securities to which they subscribed.

          (ii) The purchase price per share to Acquiport Two for such AOPP Shares shall be an amount equal to the gross proceeds per share of the Offering Entity of securities offered as part of the same offering (converted to an equivalent per AOPP Share price if such securities are convertible into or exchangeable for more or less than one AOPP Share), less a discount equal to the best discount which AOPP and Acquiport Two are able to negotiate, if any, of the securities to be offered.

          (iii) The Offering Entity shall be free, at any time prior to ninety
(90) days after the date of AOPP's Notice of Offer to Acquiport Two, to offer and sell to any third party or parties the remainder of the securities offered, including any AOPP Shares offered for purchase to, but not accepted by, Acquiport Two at the price and on the payment terms specified in the Notice of Offer to Acquiport Two. However, if such third party sale or sales are not consummated within such ninety (90) day period, the Offering Entity shall not sell such securities as have not been purchased within such period without AOPP again complying with this Section 4.

          (iv) So long as the above described preemptive rights are in effect, AOPP shall maintain a sufficient number of authorized but unissued shares of common stock so as to be able to satisfy any exercise of such preemptive rights.

     (b) The rights granted in this Section 4 shall not apply to securities issued:

          (i) As a stock dividend or upon any subdivision of shares of common, preferred and/or equity stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of common, preferred and/or equity stock of which Acquiport Two receives its pro rata share;

          (ii) Pursuant to the conversion of convertible securities issued in compliance with this Agreement, including, without limitation, the conversion of limited partnership interests of the OP to common stock of AOPP;

          (iii) Pursuant to subscriptions, warrants, options, convertible securities, or other rights outstanding on the date of this Agreement, which are listed on Exhibit A hereto;
          ---------

          (iv) Solely in consideration for the acquisition (whether by merger or otherwise) by the Offering Entity or any of its subsidiaries of all or a portion of the stock or assets of any other entity;

          (v) In connection with any stock option or incentive plan to employees or service providers of AOPP or the OP; or

          (vi) In the event shareholder approval shall be required by any law, regulation or regulating body (including any stock exchange requirements) with respect to the issuance of such Shares.

     (c) Notwithstanding the foregoing, in the event of issuance by the Offering Entity of its securities in exchange for all or a portion of the stock or assets of any other entity, as described in Section 4(b)(iv) (an "Equity for Property Exchange"), above, or in the event shareholder approval therefor shall be required, as described in Section 4(b)(vi) (a "Shareholder Approval Issuance"), above, and, due to Sections 4(b)(iv) or 4(b)(vi), above, Acquiport Two is not entitled to purchase any additional shares in connection with such Equity for Property Exchange or Shareholder Approval Issuance, as the case may be, then the preemptive rights contained in Section 4 shall apply on the date of the first offering by an Offering Entity of its securities in exchange for cash ("Cash Offering") immediately following the Equity for Property Exchange or Shareholder Approval Issuance, as the case may be, and on each Cash Offering thereafter until Acquiport Two has had an opportunity to purchase a number of AOPP Shares so that the number of AOPP Shares owned by Acquiport Two equals the "Target Amount" (as hereinafter defined), AOPP shall offer to Acquiport Two by written notice the right, for a period of fifteen (15) days, to purchase the number of AOPP Shares required to maintain its Target Amount. "Target Amount" shall mean Acquiport Two's proportionate share of the Fully Diluted ownership interest in AOPP, as of the date immediately prior to the earliest Equity for Property Exchange or Shareholder Approval Issuance on account of which Acquiport Two has not yet been provided the full opportunity to acquire AOPP Shares pursuant to a Cash Offering.

     (d) Until the completion of a "Qualifying Transaction" (as hereinafter defined), neither AOPP nor the OP shall issue any of their respective securities (except for issuances of securities as described in Section 4(b), above) at a price per Share below the "Purchase Price" (as hereinafter defined) (regardless of whether the consideration for the issuance is cash or assets) without AOPP first offering to Acquiport Two with 15 days' prior written notice the right to purchase AOPP Shares on terms and conditions at least as favorable as the securities are being offered to third parties in an amount sufficient to maintain Acquiport Two's proportionate share of the Fully Diluted Ownership interest in AOPP. After completion of a Qualifying Transaction, Acquiport Two shall have no further rights under this Section 4(d). The Purchase Price shall be $27.00 per Share (to be adjusted to $22.88/Share subsequent to the Listing Merger). A "Qualifying Transaction" shall be deemed to have been completed immediately after closing of (1) a registered public offering by AOPP of Shares with gross proceeds of at least $150 million (or a series of such offerings with aggregate gross proceeds of $150 million), or (2) a merger of AOPP with another entity following which the Resulting Entity has a total Equity Float of at least $300 million. For purposes of this provision, "Equity Float" shall mean the market value of the outstanding publicly-traded shares of AOPP or the Resulting Entity, excluding shares held by Affiliates, and "Affiliates" shall include all executive officers, directors, and beneficial owners (within the meaning of Rule 13d-3 of the Exchange Act) of more than 10% of the outstanding shares of the publicly-traded stock of the Company.

     (e) AOPP shall devote reasonable efforts to allow Acquiport Two to participate pro-rata in any future underwritten offerings made prior to December 31, 1998, exclusive of "spot offerings."

     (f) Except as otherwise set forth in Sections 4(d) and (e), above, which shall apply for the respective periods set forth in Sections 4(d) and (e), the provisions of this Section 4 shall apply so long as the Fully Diluted ownership interest of Acquiport Two in the OP and the general partner of the OP, is equal to or greater than 10% (but excluding, for the purpose of calculating Acquiport Two's Fully Diluted ownership interest, any Shares which have been issued pursuant to an Equity for Property Exchange or a Shareholder Approval Issuance unless and until Acquiport Two has been provided the opportunity to acquire AOPP Shares pursuant to a Cash Offering on account thereof pursuant to Section 4(c)). Notwithstanding satisfaction of the 10% threshold in this Section 4(f), the afore-described preemptive rights shall terminate on and in all events continue until the earlier to occur of:

          (i) the date of Listing;

          (ii) the Unwind Date; or

          (iii) the fourth anniversary hereof; provided, however, in the event any Equity for Property Exchange or Shareholder Approval Issuance, as the case may be, has occurred prior to the fourth anniversary hereof and Acquiport Two has not had the full opportunity to acquire AOPP Shares in a Cash Offering to achieve the Target Amount on account of such Equity for Property Exchange or Shareholder Approval Issuance, the aforesaid Section 4(c) shall apply until such time as Acquiport Two has had an opportunity to purchase a number of AOPP Shares so that Acquiport Two's proportionate share of ownership of AOPP's issued and outstanding common stock equals the Target Amount. Sections 4(f)(i) and (ii) shall apply notwithstanding the achievement of the Target Amount.

5.   OPERATION OF PROPERTIES.  Until the earlier of the Listing or the Unwind
     -----------------------
Date, AOPP and OP shall maintain and operate, and shall cause Acquisition Corporation to maintain and operate, the Acquiport Properties in a manner consistent with the AOPP Business Plan. All restrictions in the AOPP Business Plan applicable to the Acquiport Properties shall also apply to AOPP's ownership interest in Acquisition Corporation.

6.   PROHIBITION ON SALE OR ENCUMBRANCE OF OP UNITS.  In addition, subsequent to
     ----------------------------------------------
the Closing and prior to and including the PSA Registration Date (as hereinafter defined), PSA, other than through conversion of its OP Units to AOPP Shares, will not offer, pledge, hypothecate, encumber, sell, transfer, assign, contract to sell, or otherwise dispose of, directly or indirectly, any OP Units or any security or other instrument which is convertible into, exercisable for, or exchangeable for OP Units.

7.   TREATMENT OF INCOME.  AOPP and the OP shall use their best efforts to
     -------------------
undertake activities and earn income so as to avoid having any portion of the dividends on AOPP shares payable to Acquiport Two treated as taxable income from an unrelated trade or business pursuant to Section 856(h)(3)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), provided that this obligation will cease on the earlier of (a) the date after the Closing on which AOPP ceases to be "predominantly held by qualified trusts" within the meaning of Section 856(h)(3)(D)(ii) of the Code, (b) the date on which Acquiport Two ceases to own more than 10% by value of the outstanding shares in AOPP, or (c) counsel to AOPP provides to Acquiport Two an opinion reasonably acceptable to Acquiport Two that neither Acquiport Two nor any component of CRF is or would be treated as a qualified trust, within the meaning of Section 856(h)(3)(E) of the Code, holding more than 10% (by value) of the interests in a pension held REIT, within the meaning of Section 856(h)(3)(C) of the Code, by virtue of Acquiport Two's direct and CRF's indirect ownership interests in AOPP, PSBP or any other Resulting Entity. The determinations in clauses (a) and (b) shall be made by treating all OP Units owned directly or indirectly by Acquiport Two or CRF as ownership of the number of shares of common stock in AOPP, PSBP or any other Resulting Entity that would be issued upon the conversion of such OP Units to such stock. The determinations in clauses (a) and (b) shall be made by treating CRF and Acquiport Two as a single qualified trust within the meaning of Section 856(h)(3)(E) of the Code unless counsel to AOPP provides Acquiport Two and CRF an opinion reasonably acceptable to Acquiport Two and CRF that CRF is not a single qualified trust, in which case the determinations in clauses (a) and (b) shall be made by treating CRF and Acquiport Two as consisting of two (2) such qualified trusts, each holding such interest as such counsel's opinion indicates would be the case for purposes of Section 856(h)(3)(D)(ii) of the Code.

8.   BOARD APPROVALS.
     ---------------

     (a) Prior to the Listing, unless unanimous consent is required by Section 8(b) of this Agreement or otherwise required by law or the Articles of Incorporation or By-Laws of AOPP (the "Charter Documents") and in addition to any other vote or consent required by law or the Charter Documents, the following actions shall require the approval of at least two of the three members of the Board of Directors of AOPP;

          i. Incurrence of any debt or issuance of any equity securities by AOPP, the OP and/or any entity controlled by AOPP and/or the OP (excluding the outstanding options set forth on Exhibit A, attached
                                                          ---------
          hereto);

          ii. Actions requiring investment or divestment of assets (material or real estate) of AOPP, the OP and/or any entity controlled by AOPP and/or the OP (excluding the Pre-Approved Transactions set forth on Exhibit B, attached hereto);
          ---------

          iii. Approval and authorization of the annual business plan of AOPP, the OP and/or any entity controlled by AOPP and/or the OP;

          iv. Declaration of any dividend upon the stock of AOPP and/or any entity controlled by AOPP and/or declaration of any distribution by the OP, payable in cash, stock or partnership units, or any distribution to its shareholders or partners, as the case may be, payable in cash, stock or partnership units;

          v. Approval and authorization of any key executive compensation plans of AOPP, the OP and/or any entity controlled by AOPP and/or the OP;

          vi. Any material change in insurance, including without limitation directors' and officers' liability coverages; and

          vii. Issuance of equity securities in excess of a total of $25 million by AOPP and/or any entity controlled by AOPP in connection with the Listing.

     (b) Prior to the Listing, in addition to any other consent or vote required by law or the Charter Documents, the following actions shall require the unanimous approval of the members of the Board of Directors of AOPP:

          i. Any change in, or waiver or consent requested under, the Employment Agreement entered into by and between AOPP and Ronald L. Havner, Jr., dated of even date herewith, for the longer of (a) the term of such Agreement, or (b) the actual duration of Ronald L. Havner, Jr.'s employment;

          ii. Any change in, or waiver or consent requested under, the Employment Agreement entered into by and between AOPP and Mary Jayne Howard, dated of even date herewith, for the longer of (a) the term of such Agreement, or (b) the actual duration of Mary Jayne Howard's employment;

          iii. Any incurrence of debt or issuance of equity securities by AOPP, the OP and/or any entity controlled by AOPP and/or the OP in excess of a total of $25 million outstanding at any one time which have not previously been unanimously approved by the Board of Directors (provided, the Pre-Approved Transactions set forth on Exhibit B,
                                                                ---------
          attached hereto, have already been approved by the Board of Directors and shall not require any further approval of the Board of Directors (the "Pre-Approved Transactions"); provided, however, unanimity of the Board of Directors of AOPP shall not be required with respect to the issuance of equity securities by AOPP and/or any entity controlled by AOPP in connection with the Listing;

          iv. Investment and divestment decisions by AOPP, the OP and/or any entity controlled by AOPP and/or the OP in excess of a total of $25 million which have not previously been unanimously approved by the board (provided, the Pre-Approved Transactions set forth on Exhibit B, attached hereto, have already been approved by the Board of Directors and shall not require any further approval of the Board of Directors (the "Pre-Approved Transactions");

          v. The waiver or modification of any condition to "Closing" (as defined in that certain Agreement and Plan of Reorganization dated August 18, 1997, by and among PSP11, AOPP and PSA (the "Agreement and Plan of Reorganization")) set forth in the Agreement of Reorganization which would have a material adverse effect on CRF, Acquiport Two,

          AOPP, the OP or Resulting Entity other than any change required or contemplated by the Merger and Contribution Agreement or any document executed, by CRF or Acquiport Two pursuant thereto or in connection therewith; and

          vi. The revocation of any dividend authorized by the Board of Directors of AOPP on or about the date hereof.

     (c) Any material reasonably necessary for prudent consideration by the Board of Directors of AOPP, PSBP or any other Resulting Entity, for a vote or consent must be provided to each board member at least five business days prior to the Board of Directors' meeting at which such issue or proposal will be considered.

     (d) So long as this Section 8 is in effect, AOPP shall cause Acquisition Corporation to comply with this Section 8 as if it referred to Acquisition Corporation in the place of AOPP.

9.   SUCCESSORS AND ASSIGNS. This Agreement and the rights and obligations
     ----------------------
hereunder may not be assigned by any of the parties hereto, provided, however, that (a) Acquiport Two may assign its rights and obligations under this Agreement to CRF or to any other corporation or corporations wholly owned, directly or indirectly, by CRF and to which all of the Acquiport Two AOPP Shares have been transferred, and (b) AOPP may assign its rights to PSP11 or any Resulting Entity. This Agreement shall be binding on any successor corporation to any of the parties hereto.

10.  MODIFICATION OF ORGANIZATION DOCUMENTS.  Contemporaneously with the
     --------------------------------------
execution of this Agreement, AOPP has caused to be modified the provisions contained in the organization documents of AOPP and/or the OP as set forth in the amendments to such organization documents attached hereto as Exhibit C.
                                                                 ---------
AOPP shall cause the organizational documents of Acquisition Corporation shall be substantially the same as those of AOPP. Contemporaneously with the Listing Merger, AOPP shall cause to be modified the provisions contained in the organizational documents of PSP11 attached hereto as Exhibit D.
                                                     ---------

11.  PROXY STATEMENT; SEC FILINGS.
     ----------------------------

     (a) PSA and AOPP shall file, or cause to be filed, an amendment or supplement to PSP11's preliminary proxy statement to reflect the Transactions (the "Proxy Amendment") prior to or concurrently with or promptly after the Closing. AOPP will not consummate the Listing unless the Acquiport Properties are included, or this Agreement has been terminated pursuant to the terms of this Agreement.

     (b) The Proxy Amendment shall not be filed, and the Proxy Statement shall not be considered to be in final form, unless and until all of the following conditions have been satisfied; provided, however, that, except for any addition, deletion or revision to any written information concerning Acquiport or the Acquiport Properties furnished by Acquiport expressly for use in connection with any Securities Act, Exchange Act or any other federal or state securities law filing in connection with the Listing) expressly requested by Acquiport in writing, by implementing the following conditions, neither CRF nor Acquiport shall be deemed to have made any representation or warranty of any kind or nature whatsoever with respect to any matter set forth, contained or addressed in the Proxy Statement or related materials, including but not limited to the accuracy, adequacy or completeness thereof:

          (i) A complete and accurate copy of the draft Proxy Statement and all related material, and each revised draft supplement or amendment to any Proxy Statement or related materials (all individually and collectively referred to herein as "Filing Material") shall be provided to each person or entity designated herein to receive the original or copies of notices directed to Acquiport Two (each a "Notice Party") sufficiently in advance, and for the maximum number of days possible for review, of that Filing Material being filed with the SEC or any other federal or state agency having jurisdiction over securities offerings (a "Filing") so as to allow the Notice Parties a reasonable opportunity to review and comment on such Filing Material prior to filing.

          (ii) Promptly upon receipt of any comments or requested revisions to any Filing Material from the SEC or any other federal or state agency (collectively "Agency Comments"), PSA and AOPP shall provide or cause to be provided a complete and accurate copy of the Agency Comments to each Notice Party.

          (iii) Promptly upon making any addition, deletion or revision to any Filing Material not previously provided to all Notice Parties, including but not limited to any addition, deletion or revision in response to Agency Comments, AOPP and PSA shall provide or cause to be provided to the Notice Party a complete and accurate revised draft of the Filing Material, with the changes highlighted therein, sufficiently in advance, and for the maximum number of days possible for review, of Filing any such addition, deletion or revision so as to allow the Notice Parties a reasonable opportunity to review and comment thereon prior to Filing.

          (iv) In connection with the Listing, AOPP shall use diligent efforts to assure that none of the disclosures in the Filing Material misstated any material facts or omitted to state any material facts necessary to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, the foregoing covenant shall not apply to statements made in reliance upon and in conformity with written information concerning Acquiport or the Acquiport Properties furnished by Acquiport expressly for use in connection with such documents, or which concerns Acquiport or the Acquiport Properties and has been approved in writing by Acquiport for use in such documents.

     (c) All registration statements, prospectuses, proxy statements and other filings (the "Other Filings") with the SEC by AOPP, PSBP or any other Resulting Entity, and all related materials, and each supplement or amendment to any thereof to achieve the Listing shall be subject to the requirements of Section 11(b)(i) through (iv) as if the Other Filings were the Proxy Statement and the Filing Material, and PSBP or any other Resulting Entity was AOPP, referred to in Section 11(b)(i) through (iv).

     (d) Neither Acquiport nor CRF shall have the right or the obligation to approve the Filing Materials provided pursuant to this Section 11 and neither Acquiport nor CRF shall have any approval rights with respect to the issuance of equity securities by AOPP and/or any entity controlled by AOPP in connection with the Listing.

     (e) Except as otherwise provided in the Registration Rights Agreement or the Merger Agreement between AOPP and PSP11, AOPP shall pay all expenses incurred in connection with the Proxy Amendment, Proxy Statement, Filing, filing Material and any Other Filings and the performance by it of any and all of its other obligations under this Section 11, including (a) all stock exchange, SEC and state securities registration, listing and filing fees,
     (b) all expenses incurred in connection with the preparation, printing and distributing of the Proxy Amendment, Proxy Statement, Filing Material and any Other Filing, (c) accounting fees, costs of appraisals, and the costs of environmental and other reports, (d) fees and disbursements of counsel for AOPP, and (e) except as set forth in the following sentence, underwriting discounts, brokerage and selling commissions and transfer taxes. Except as otherwise provided in the Registration Rights Agreement or the Merger Agreement between AOPP and PSP11, Acquiport Two shall be responsible for the payment of any underwriting discounts, brokerage and selling commissions and transfer taxes relating to the sale or disposition, if any, of securities held by Acquiport Two, and the fees and disbursements of Acquiport Two's counsel. Notwithstanding the foregoing, in the event any attempt to file any Other Filing with the SEC fails solely due to the fault or error of Acquiport Two, Acquiport Two will reimburse AOPP for AOPP's reasonable costs and expenses incurred in attempting to accomplish such registration.

12.  COVENANTS AND AGREEMENTS REGARDING AOPP SHARES
     ----------------------------------------------

     (a) If either Acquiport Two or PSA should decide to dispose of any shares in AOPP, PSBP or other Resulting Entity each understands and agrees that, except in the event of a Listing Merger and other than with respect to shares of PSP11 owned as of this date directly or indirectly by PSA or its affiliates (which are already registered under the Securities Act), it may do so only pursuant to an effective registration statement under the Securities Act, and the rules and regulations promulgated thereunder or pursuant to any exemption from registration under the Securities Act. In connection with any offer, resale, pledge or other transfer (individually and collectively, a "Transfer") of any shares in AOPP, PSBP or other Resulting Entity other than pursuant to an effective registration statement or the Listing Merger, AOPP or Acquiport Two, as applicable, may require that the transferor of the shares in AOPP, PSBP or other Resulting Entity provide to AOPP or Acquiport Two, as applicable, an opinion of counsel which opinion shall be reasonably satisfactory in form and substance to the other, to the effect that such Transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any state or foreign securities laws. Acquiport Two and PSA each agree to the imprinting, so long as required (but not on shares issued pursuant to the Listing Merger), of substantially the following legends on certificates representing the shares in AOPP, PSBP or other Resulting Entity held by Acquiport Two and PSA;

     (b) THE SHARES OF COMMON STOCK (THE "SHARES") EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (INDIVIDUALLY OR COLLECTIVELY, A "TRANSFER") THE SHARES EVIDENCED HEREBY, EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT SUCH AS THE EXEMPTION SET FORTH IN RULE 144 UNDER THE SECURITIES ACT (IF APPLICABLE). IF THE PROPOSED TRANSFER IS TO BE MADE OTHER THAN PURSUANT TO CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE CORPORATION AND THE TRANSFER AGENT SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THEY MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR ANY STATE OR FOREIGN SECURITIES LAW.

13.  LISTING MERGER CONTINGENCY.
     --------------------------

     (a) In the event the Listing Merger cannot or does not occur, PSA agrees to contribute the eleven (11) PSA Business Park Properties to the OP in exchange for an additional 1,835,000 OP Units.

     (b) In the event the Listing Merger cannot or does not occur, AOPP agrees to (i) deliver a draft Listing registration statement to Acquiport Two on or prior to the date which is 75 days before the Listing Deadline, and (ii) deliver to Acquiport Two a copy of the Listing registration statement filed with the SEC on or prior to 45 days before the Listing Deadline.

14.       REINCORPORATION.  AOPP will consummate the Reincorporation prior to
          ---------------
the Closing. From and after the Closing until the earlier of (i) the Unwind Date, and (ii) delivery of the Status Opinion, AOPP will operate as a VCOC and the OP will operate as a REOC.

15.  RESTRICTIONS ON PSA'S SHARES.  From the date hereof through the PSA
     ----------------------------
Registration Date (as hereinafter defined), and excepting any registration pursuant to the Listing Merger, AOPP, PSBP or any other Resulting Entity will not cause or allow to become effective any registration statement, prospectus or related materials filed with the SEC pursuant to which AOPP, PSBP or any other Resulting Entity Shares owned by PSA are or are purported to be registered under the Securities Act for offer, sale, resale or otherwise. All AOPP, PSBP or other Resulting Entity Shares owned by PSA, other than Shares issued pursuant to the Listing Merger and shares of PSP11 owned as of this date directly or indirectly by PSA or its affiliates (which are already registered under the Securities Act), shall have endorsed thereon the legend in Section 12(b). In addition, PSA hereby represents and warrants that none of the PSP11 securities which PSA currently owns, or any additional shares of PSP11 which PSA shall acquire in the Listing Merger, are covered by an effective resale registration statement. PSA Registration Date shall mean the date which is the same number of days after the third anniversary of the listing that the Acquiport Two Registration Date (as hereinafter defined) is after the first anniversary of the Listing. Acquiport Two Registration Date shall mean the date on which the registration of all Acquiport Two shares in AOPP, PSBP or any other Resulting Entity under the Securities Act for offer, sale and resale becomes effective.

16.  ASSUMPTION OF AOPP OBLIGATIONS.  As part of the Listing, AOPP shall cause
     ------------------------------
PSBP or any other Resulting Entity to assume AOPP's obligations under, and agree in writing to be bound by, the Merger and Contribution Agreement (to the extent of the provisions which survive Listing), Right of First Refusal and Participation Agreement, Non-Compete Agreement, this Agreement Among Shareholders and Company, Employment Agreements for Ronald

L. Havner, Jr. and Mary Jayne Howard and all other agreements entered into by AOPP pursuant to or in connection with the Merger and Contribution Agreement. If the Listing is by Listing Merger with PSP11, then as part of the Listing Merger, AOPP shall also cause PSP11 to sign and deliver the Registration Rights Agreement. If the Listing is by any means other than the Listing Merger, AOPP shall cause any other Resulting Entity to sign and deliver the Registration Rights Agreement.

17.  LIABILITY.  Any liability of AOPP and/or the OP hereunder shall be
     ---------
satisfied first by the OP (if the OP is jointly and severally liable), and to the extent not satisfied by the OP, then by AOPP.

18.  INTERIM FINANCIAL STATEMENTS.  After Closing and prior to the Listing
     ----------------------------
Merger, AOPP and the OP shall periodically provide Acquiport Two with copies of interim financial statements of AOPP.

19.  EXCHANGE RIGHTS.  Anything contained in the Amended and Restated Agreement
     ---------------
of Limited Partnership of the OP (the "OP Agreement") to the contrary notwithstanding, Acquiport Two shall have the right, but not the obligation, in its sole and absolute discretion, at any time and from time to time, by delivering written notice to AOPP of such exchange ("Exchange Notice"), to exchange with AOPP any and all of Acquiport Two's Limited Partnership Units ("OP Units") in the OP for shares of common stock in AOPP. In that event, AOPP shall promptly deliver to Acquiport Two the number of shares of common stock in AOPP equal to the number of OP units specified by Acquiport Two in the Exchange Notice, taking into account any adjustment in the number of OP Units on account of the "Unit Adjustment Factor" as defined in the OP Agreement. The common stock in AOPP so delivered shall be duly authorized, validly issued, fully paid and nonassessable, and free of any pledge, lien, encumbrance or restriction created or imposed by AOPP or the OP. The date of Acquiport Two's Exchange Notice (the "Exchange Date") shall be deemed the effective date of the exchange, notwithstanding any delay in the issuance of stock certificates to Acquiport Two or the entry of Acquiport Two's stock ownership in AOPP's books and records.
Any AOPP dividend of AOPP payable to Acquiport Two on account of any such exchanged common stock in AOPP shall be determined as if Acquiport Two had held such common stock and not OP Units in the OP during Acquiport Two's period of ownership of the exchanged OP Units.

20.  UNDERWRITERS.  Acquiport Two shall have the right to approve (such approval
     ------------
not to unreasonably be withheld or delayed) underwriters, counsel and accountants engaged in connection with any Listing. The underwriters, counsel and accountants named on Exhibit E attached hereto are hereby approved by
                         ---------
Acquiport Two for any Listing.

21.  COSTS OF PURSUING LISTING.  Except as otherwise provided in the
     -------------------------
Registration Rights Agreement and Merger Agreement between AOPP and PSP11, all fees, costs and expenses of pursuing the Listing, whether or not accomplished and, if accomplished, whether accomplished through the Listing Merger or otherwise, payable by AOPP or the OP shall be paid by the OP. Such fees, costs and expenses shall include, without limitation, the fees, costs and expenses of the parties' third party advisors and consultants and their respective legal counsel.

22.  STOCK DIVIDEND.  Subsequent to the Closing and until the OP acquires all of
     --------------
the properties owned directly or indirectly by AOPP, commencing on January 1, 1998, any and all dividends paid by AOPP on its common stock (on a per share basis) shall be equal to or greater than the distributions made by the OP (on a per OP Unit basis), taking into account any adjustment in the number of OP Units on account of the Unit Adjustment Factor.

23.  GENERAL.
     -------

     (a) Equitable Remedies.  Each party hereto agrees that the others will be
         ------------------
     irreparably injured by any breach or default of the terms of this Agreement, and that the damages caused by any such breach or default could not be remedied by monetary damages. Therefore, without limitation of any other rights or remedies that any party may have at law or equity, each party shall be entitled to specifically enforce the provisions of this Agreement by injunction, specific performance, or other equitable remedies.

     (b)  Severability.   The provisions of this Agreement are severable, so
          ------------
     that the invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement, which shall remain in full force and effect.

     (c) Governing Law.  This Agreement, and all documents and instruments
         -------------
     executed and delivered in connection herewith shall be governed by and construed in accordance with the laws of the State of California notwithstanding that California law, with respect to choice of law, or the Constitution, laws or treaties of the United States of America, may dictate that this Agreement or such documents or instruments should be governed by or construed in accordance with the laws of another jurisdiction.

     (d) Enforcement.  If any party hereto institutes any action or proceeding
         -----------
     to interpret or enforce any provision of this Agreement or for an alleged breach of any provision of this Agreement, the prevailing party shall be entitled to recover its actual attorneys' fees and all fees, costs and expenses incurred in connection with such action or proceeding. Such attorneys' fees, fees, costs and expenses shall include post judgment attorneys' fees, fees, costs and expenses incurred on appeal or in collection of any judgment. This provision is separate and several and shall survive the merger of this provision into any judgment on this Agreement. No person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder.

     (e) Jurisdiction and Venue.  Any action initiated by any party under this
         ----------------------
     Agreement shall be brought and prosecuted in the United States District Court for the Central District of California which the parties acknowledge and agree is a convenient forum in which to litigate such action, and the parties waive any right to commence or transfer such action in or to any other court. Should said District Court find that it has no jurisdiction over such action, then such action shall be brought and prosecuted in the Superior Court of the County of Los Angeles, State of California. Each party hereto expressly consents and submits to personal jurisdiction in the federal or state courts, as the case may be, in the State of California, County of Los Angeles and to permanent and exclusive venue in Los Angeles County, State of California. In addition, in any action under this Agreement, each party hereto expressly consents to service of process by any manner set forth in this Agreement for the giving of notice.

     (f) Time of the Essence.  Time is of the essence of this Agreement.
         -------------------

     (g) Further Assurances.  Each party agrees to cooperate fully with the
         ------------------
     other parties and to prepare, execute, and deliver such further instruments of conveyance, Closing, assignment, or transfer and shall take or cause to be taken such other or further action as either party shall reasonably request at any time or from time to time in order to consummate the terms and provisions and to carry into effect the intents and purposes of this Agreement.

     (h) No Waiver.  No delay or failure on the part of any party hereto in
         ---------
     exercising any right, power or privilege under this Agreement or under any other instrument or document given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege. No wavier shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified herein.

     (i) Legal Representation and Construction.  Each party hereto has been
         -------------------------------------
     represented by legal counsel in connection with the negotiation and drafting of this Agreement. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     (j) Complete Agreement; Amendments. The documents, letters and other
         ------------------------------
     agreements executed and delivered substantially concurrently with the execution and delivery of this Agreement are intended by the parties as a final expression of their agreement regarding the subject matter hereof and are the complete and exclusive statement of the agreement and understanding of the parties hereto in respect thereof. This Agreement shall not be modified or amended except in a written document signed by the parties hereto. The obligations of the AOPP Entities shall be joint and several. No amendment, modification or termination of any provision of the Agreement shall be valid unless in writing and signed by the parties hereto and delivered pursuant to Subsection (k) herein.

     (k) Notices.  All notices, requests, consents and other communications
         -------
     under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

          If to AOPP or the OP:
          --------------------

          American Office Park Properties, Inc.
          701 Western Avenue, Suite 200
          Glendale, California 91201
          Attn: Mr. Ronald L. Havner, Jr.
          Fax No.:       (818) 244-9267
          Telephone No.: (818) 244-8080

          With a copy to:
          --------------

          Hale and Dorr LLP
          1455 Pennsylvania Avenue, N.W.
          Washington, D.C. 20004
          Attn: Steven S. Snider, Esq.
          Fax No.:       (202)942-8484
          Telephone No.: (202)942-8494

          If to Acquiport Two:
          -------------------

          Office of the State Comptroller
          633 Third Avenue, 31st Floor
          New York, New York 10017-6754
          Attn: Marjorie Tsang, Esq.
          Fax No.:       (212) 681-4485
          Telephone No.: (212) 681-4471

          With a copy to:
          --------------

          Cox, Castle & Nicholson LLP
          2049 Century Park East, Suite 2800
          Los Angeles, California 90067
          Attn: Amy H. Wells, Esq.
          Fax No.:       (310) 277-7889
          Telephone No.: (310) 284-2233

          And a copy to:
          -------------

          Heitman Capital Management Corporation
          180 North LaSalle Street
          Suite 3400
          Chicago, Illinois  60601-2886
          Attn:  Mr. David Perisho
          Fax No.:       (312) 541-6798
          Telephone No.: (312) 541-6748

          If to PSA:
          ---------

          Public Storage, Inc.
          701 Western Avenue, Suite 200
          Glendale, California 91201
          Attn: David Goldberg, Esq.
               General Counsel
          Fax No.:       (818) 548-9288
          Telephone No.: (818) 244-8080 Ext. 529

     (l) Counterparts.  This Agreement may be executed in any number of
         ------------
     counterparts, each of which shall constitute one Agreement binding on all the parties hereto.

     (m) Captions  Captions or sections have been added only for convenience and
         --------
     shall not be deemed to be a part of this Agreement.

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first written above.


                              THE COMPTROLLER OF THE STATE OF
                              NEW YORK AS TRUSTEE OF THE COMMON
                              RETIREMENT FUND


                              By:   /s/ John E. Hull
                                    ______________________________
                                    John E. Hull
                                    Deputy Comptroller Investments
                                    & Cash Management



                              AMERICAN OFFICE PARK PROPERTIES, INC.


                              By:   /s/ Ronald L. Havner, Jr.
                                    ______________________________
                                    Ronald L. Havner, Jr.
                                    President and Chief Executive
                                    Officer


                              AMERICAN OFFICE PARK PROPERTIES, L.P.

                              By:   American Office Park Properties, Inc.,
                                    general partner


                                    By:  /s/ Ronald L. Havner, Jr.
                                         _________________________
                                         Ronald L. Havner, Jr.
                                         President and Chief
                                         Executive Officer

                              PUBLIC STORAGE, INC.


                              By:   /s/ David Goldberg
                                    _____________________________
                                    Name: David Goldberg
                                    Title: Senior Vice President